Exhibit 107
Calculation of Filing Fee Table
Form S-4
(Form Type)
MARKETWISE, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Class A common stock, par value $0.001 per share	Rule 457(f)(1)	5,963,648(1)(2)	$3.835(3)	$22,870,590.08	$0.0000927	$2,120.10
	Equity	Warrants to purchase Class A common stock	Rule 457(g)	30,979,993(4)	N/A	N/A	N/A	—(5)
Fees previously paid								—
	Total Offering Amounts							$2,120.10
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,120.10
(1)Represents the maximum number of Class A common stock, par value $0.0001 per share (the “Class A common stock”) of the registrant that may be issued directly to (i) holders of our public warrants and all holders of our private placement warrants who tender their respective warrants pursuant to the Offer (as defined below) and (ii) holders of public warrants and private placement warrants who do not tender their respective warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive Class A common stock of the registrant in the event the registrant exercises its right to convert the warrants into Class A common stock.
(2)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction).
(3)Estimated pursuant to Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $3.835 per share, which is the average of the high and low prices of the Class A Common Stock on The Nasdaq Global Market on August 12, 2022.
(4)Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment.
(5)No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.